UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6425 Hall of Fame Lane, Frisco, Texas 75034

(Address of principal executive offices, including zip code)

(800) 527-7096

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On June 23, 2026, Keurig Dr Pepper Inc. (the “Company” or “KDP”) issued a press release regarding leadership updates and reaffirming its previously announced 2026 guidance for net sales and constant currency Adjusted diluted EPS growth. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

Also on June 23, 2026, the Company announced that Rafa Oliveira, the head of its Coffee Operating Unit, has informed the Company of his intention to depart at the end of July 2026 for an external Chief Executive Officer opportunity. Tim Cofer, the Chief Executive Officer of KDP, will continue to oversee the coffee business, while the Company’s Board of Directors conducts a search for the future CEO of Global Coffee Co., the standalone entity expected to result from the previously-announced separation of the Company’s coffee and beverage businesses.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements include those preceded by, followed by or that include the words such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “confident,” “estimate,” “feel,” “continue,” “ongoing,” “forecast,” “intend,” “may,” “on track,” “plan,” “positioned,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words, phrases, or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially. Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Our actual financial performance could differ materially from the projections in the forward-looking statements due to a variety of factors, including, but not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, sanctions, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) risks related to the completion of the separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vi) our ability to identify and retain key executives to lead our beverage and coffee portfolios following the separation, (vii) our incurrence of significant debt and entry into other financings to fund the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (viii) additional risks associated with the acquisition of JDE Peet’s and those geographies, countries and associated governments where JDE Peet’s currently operates, (ix) our ability to successfully integrate JDE Peet’s into our business, or that such integration may be more difficult, time-consuming or costly than expected, (x) constraints on management’s attention to operating and growing our business during the integration of JDE Peet’s and the separation, (xi) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the JDE Peet’s acquisition, (xii) the possibility of negative impacts on business relationships in connection with the acquisition of JDE Peet’s and the separation, (xiii) the risk that the acquisition of JDE Peet’s and the separation may incur significant additional costs, (xiv) the risk of potential litigation, (xv) risks related to negative effects of the acquisition of JDE Peet’s and the separation on our share price and (xvi) the ability to achieve the anticipated strategic and financial benefits from the separation. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 23, 2026
101	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: June 23, 2026	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary